Reimbursable Assessments and Resources

Respiratory and Allergy: *Ask about our point-of-care allergy testing kits and immunotherapy treatments!*

- Post-COVID-19 Health Habits Assessment
- Allergy Baseline Assessment
- Pediatric Allergy Baseline Assessment
- Allergy Progress Tracking
- Immunotherapy Treatment Assessment
- Asthma Control Test

Mental Health

- Q-Scale (Quality of Life Scale)
- PHQ-GAD16 (Mental Health Screening)
- Beating the Worry Bug Resource

Lifestyle

- Health Habits Assessment
- Medical Nutrition Assessment
- Obstructive Sleep Apnea Assessment
- Eat Well Program
- Sleep Well Program
- Progressive Muscle Relaxation Program

Chronic Pain

- Persistent Pain Assessment
- Mastering Back Pain Program

QHSLAB

About Us

QHSLab enhances the diagnosis process, treatment effectiveness, and patient involvement by offering reimbursable assessments and interventions to address today's most pressing health conditions.

Book Your Discovery Call

800-393-8817

hello@qhslab.com

QHSLab.com



QHSLAB

Empower Your Practice with QHSLab

Discover how QHSLab's digital solutions streamline care, improve outcomes, and boost revenue with comprehensive health screenings.



Why QHSLab?

QHSLab is a revolutionary digital health platform that improves patient care and boosts practice efficiency. We provide healthcare professionals with user-friendly, reimbursable assessments that facilitate early diagnosis, personalized treatment plans, and better patient engagement.

From physical health to mental well-being, our comprehensive screenings address today's most pressing health concerns, including cardiovascular health, respiratory issues, and mental health conditions.

Download on the App Store

GET IT ON Google Play


QHSLAB
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Do Your Patients Sound Like This?

"I need to lose weight. Where do I start?" • "I know I need to manage my stress. How do I do it?" • "I'm struggling with chronic pain. How can I manage it?"

Give your patients the health and wellness resources they need through an app they'll love - plus get reimbursed for non-face-to-face care through physician-directed patient education.

How QHSLab Works For You

1. QHSLab **easily integrates with minimal setup** and training required.
2. QHSLab is intuitive, allowing **patients to easily complete assessments,** which can be administered in the office or remotely.
3. Physicians **receive immediate results with actionable insights** to make faster, more informed treatment decisions.
4. All assessments are **reimbursable through proven CPT Codes,** helping you increase your practice's revenue while offering top-tier patient care.

From the Experts Who Use QHSLab

QHSLab assessments have become a mandatory standard of care in my practice for mental health.
Raul Vargas, MD

My patients have provided overwhelmingly positive feedback about the PHQ-GAD assessment QHSLab offers.
Bruce Taylor, MD

I can just be a Doctor and not worry about the administrative burden and the revenue side.
Vikky-Ann Samuel, MD


QHS

FROM DATA TO DECISIONS: QHSLAB POWERS MEASUREMENT-BASED MEDICINE FOR TODAY'S BIGGEST HEALTH ISSUES


Baseline
Follow-Up
14
12
10
8
6
4
2
0
PHQ-9
GAD-7

COMPARISON OF MATCHED BASELINE (>=10) AND FOLLOW-UP PHQ-9 AND GAD-7 SCORES

Preliminary Real-World Data (RWD) suggest that patients who use QHSLab tools have **reported lower levels of anxiety and depression symptoms**

Using digitized tools like the PHQ-9 and GAD-7, QHSLab empowers physicians with actionable insights for effective mental health assessment and treatment.

MANAGE MENTAL HEALTH, CHRONIC PAIN, ALLERGIES, SLEEP, MOVEMENT, NUTRITION, AND MORE


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